                                                                   EXHIBIT 23.0

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement  on  Form  S-3  (Nos.  333-37229,   333-46243,  333-52601,  333-58799,
333-64069,  333-75253,  333-92023,  333-93761,  333-94815, 333-44928, 333-46738,
333-54160, 333-61948, 333-74180, 333-02672, 333-100759,  333-115572, 333-127658)
of Home  Properties  Inc. of our report  dated  April 12,  2006  relating to the combined  statement  of revenue and  certain  expenses  of  Peppertree  Farm and
Cinnamon  Run,  which  appears  in the  Current  Report  on  Form  8-K  of  Home
Properties, Inc. dated April 13, 2006.

    /s/ PricewaterhouseCoopers LLP

    PricewaterhouseCoopers LLP
    Boston, MA

    April 13, 2006